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                                                                    Exhibit 10.1

                        EXECUTIVE EMPLOYMENT AGREEMENT

        This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made as of the ____ day of _______, 2001, between Wyndham International, Inc., a Delaware corporation (the "Company"), and Joseph H. Champ ("Executive"), effective as of March 19, 2001 (the "Effective Date").

        WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company;

        WHEREAS, as an additional inducement to Executive to enter into this Agreement, the Company shall, on the Effective Date, (a) grant Executive an option to purchase a certain number of shares of Class A common stock of the Company as set forth in the agreement attached hereto as Exhibit A (the
                                                         ---------
"Option"), (b) grant Executive a certain number of shares of Class A common stock of the Company as set forth in the agreement attached hereto as Exhibit B (the "Stock Grant"), (c) enter into a promissory note in the form attached hereto as Exhibit C (the "Non-Recourse Note"), and (d) enter into a promissory note in the form attached hereto as Exhibit D (the "Recourse Note"); and

        WHEREAS, Executive is desirous of committing to serve the Company on the terms herein provided.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that as of the Effective Date they shall enter into this Agreement which provides as follows:

1. Employment. The term of this Agreement shall extend from the Effective Date until the third anniversary of the Effective Date; provided, however, that the term of this Agreement shall automatically be extended for one additional year on the third anniversary of the Effective Date and each anniversary thereafter unless, not less than ninety (90) days prior to each such date, either party shall have given notice to the other that it does not wish to extend this Agreement; provided, further, that if a Change in Control occurs during the original or extended term of this Agreement, the term of this Agreement shall continue in effect until the later of the end of the initial term described above or the end of the eighteenth (18/th/) month following the month in which the Change in Control occurred. The term of this Agreement shall be subject to termination as provided in Paragraph 6 and may be referred to herein as the "Period of Employment."

2. Position and Duties. During the Period of Employment, Executive shall serve as Chief Investment Officer and Executive Vice President of the Company, shall have supervision and control over and responsibility for the day-to-day business and affairs of those functions and operations of the Company and shall have such other powers and duties as may from time to time be prescribed by the Chairman of the Board of the Company (the "Chairman") or the Chief

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Executive Officer of the Company (the "CEO"), provided that such duties are consistent with Executive's position or other positions that he may hold from time to time. Executive shall devote his full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, Executive may serve on other boards of directors, with the approval of the Chairman or CEO, or engage in religious, charitable or other community activities as long as such services and activities are disclosed to the Chairman or CEO and do not materially interfere with Executive's performance of his duties to the Company as provided in this Agreement.

3.      Compensation and Related Matters.

        (a) Base Salary. Executive's initial annual base salary ("Base Salary") shall be $350,000. Executive's salary for the year 2001 shall be prorated for the portion of the year Executive is employed with the Company. Thereafter, Executive's Base Salary shall be redetermined at least thirty (30) days before each annual compensation determination date (the "Annual Compensation Determination Date") established by the Company during the Period of Employment in an amount to be fixed by the Board of Directors of the Company or a committee thereof or a duly authorized officer (the "Board"). The Base Salary, as redetermined, may be referred to herein as "Adjusted Base Salary." The Base Salary, or Adjusted Base Salary, if applicable, shall be payable in substantially equal bi-weekly installments and shall in no way limit or reduce the obligations of the Company hereunder.

        (b) Incentive Compensation. In addition to Base Salary or, if applicable, Adjusted Base Salary, Executive shall be eligible to receive in each fiscal year during the Period of Employment, on or about the Annual Compensation Determination Date, cash incentive compensation (the "Incentive Compensation") in an amount determined annually by the Board based on individual performance, "Employer EBITDA Achievement" (as hereinafter defined), and total return to shareholders. Incentive Compensation shall equal from zero to 1 1/2 times the then current Base Salary or, if applicable, Adjusted Base Salary. "Employer EBITDA Achievement" is the degree to which the annual budget established by Employer for earnings before interest, taxes, depreciation, and amortization is achieved. Incentive Compensation shall be fixed and guaranteed at 100% of Base Salary paid for the period commencing on the Effective Date and ending December 31, 2001. Thereafter, Incentive Compensation shall be targeted at a minimum of 100% of the Base Salary or, if applicable, Adjusted Base Salary for any year in which Employer EBITDA Achievement is one hundred percent (100%) or more ("Target Incentive Compensation"). The maximum Incentive Compensation payable to Executive for any fiscal year shall be equal to one hundred fifty percent (150%) of the Base Salary, or if applicable, Adjusted Base Salary.

        "Pro Rata Incentive Compensation" shall be paid to Executive if Executive's employment is terminated by reason of Executive's death or disability, as provided in Subparagraphs 6(a) and 6(b), if Executive's employment is terminated by the Executive for Good Reason, as provided in Subparagraph 6(e), or if Executive's employment is terminated by the Company without Cause, as provided in Subparagraph 6(d). Pro Rata Incentive Compensation equals the Incentive Compensation for the fiscal year of termination multiplied by a fraction, the numerator of which

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is the number of days in the current fiscal year through Date of Termination and the denominator of which is 365.

        If, for the purpose of calculating Incentive Compensation or Pro Rata Incentive Compensation, the Incentive Compensation cannot be determined by the time required to be paid, the Company shall make a good faith estimate of the pro rata amount based on an amount Executive would have earned had he continued employment for the entire fiscal year; provided, however, that where the Date of Termination occurs during the first six months of any fiscal year, the Pro Rata Incentive Compensation paid to Executive if Executive's employment is terminated by reason of Executive's death or disability, by the Executive for Good Reason, or by the Company without Cause shall not exceed fifty percent (50%) of the maximum Incentive Compensation which could have been paid to Executive in the fiscal year immediately preceding the fiscal year of termination.

        Executive shall also be eligible to participate in such other incentive compensation plans, policies or practices as the Board shall determine.

        (c) Expenses. Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures then in effect and established by the Company for its senior executive officers) in performing services hereunder during the Period of Employment, provided that Executive properly accounts therefor in accordance with Company policy.

        (d) Other Benefits. During the Period of Employment, Executive shall be entitled to continue to participate in or receive benefits under all of the Company's Employee Benefit Plans in effect on the date hereof, or under plans or arrangements that provide Executive with at least substantially equivalent benefits to those provided under such Employee Benefit Plans. As used herein, "Employee Benefit Plans" include, without limitation, each pension and retirement plan; supplemental pension, retirement and deferred compensation plan; savings and profit-sharing plan; stock ownership plan; stock purchase plan; stock option plan; life insurance plan; medical insurance plan; disability plan; and health and accident plan or arrangement established and maintained by the Company on the date hereof for employees of the same status within the hierarchy of the Company. To the extent that the scope or nature of benefits described in this section are determined under the policies of the Company based in whole or in part on the seniority or tenure of an employee's service, Executive shall be deemed to have a tenure with the Company equal to the actual time of Executive's service with Company. During the Period of Employment, Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement which may, in the future, be made available by the Company to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. Any payments or benefits payable to Executive under a plan or arrangement referred to in this Subparagraph 3(c) in respect of any calendar year during which Executive is employed by the Company for less than the whole of such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed.

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Should any such payments or benefits accrue on a fiscal (rather than calendar)
year, then the proration in the preceding sentence shall be on the basis of a fiscal year rather than calendar year.

        (e) Life Insurance. The Company shall pay the premiums on, and maintain in effect throughout the Period of Employment, a life insurance policy on the life of Executive in an amount not less than the amount of Executive's then current Base Salary or Adjusted Base Salary. Executive shall have the right to designate the beneficiary under such policy.

        (f) Vacations. Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for executives at the same level as Executive; provided, however, that Executive shall be entitled to ten (10) paid vacation days during 2001. Executive shall also be entitled to all paid holidays given by the Company to its executives. To the extent that the scope or nature of benefits described in this section are determined under the policies of the Company based in whole or in part on the seniority or tenure of an employee's service, Executive shall be deemed to have a tenure with the Company equal to the actual time of Executive's service with Company.

        (g) Disability Insurance. The Company shall pay the premiums on, and maintain in effect through the Period of Employment, long-term disability insurance providing for payment of benefits at rates not less than sixty percent (60%) of Executive's current Base Salary or Adjusted Base Salary.

        (h) Forgiveness of Recourse Note. On each anniversary of the Effective Date during the five-year period following the Effective Date, the Company shall forgive one-fifth of the original principal amount of the Recourse Note; provided, however, that the Company shall not be obligated to so forgive a portion of the Recourse Note on any such anniversary if prior to such day Executive's employment shall have been terminated by the Company for Cause pursuant to Subparagraph 6(c) or by Executive for any reason other than Good Reason pursuant to Subparagraph 6(e). If Executive's employment shall have been terminated for any reasons other than the ones described in the preceding sentence, then the remaining balance of the original principal amount of the Recourse Note shall be forgiven as of the Date of Termination. In addition, upon a Change in Control of the Company (as defined in Subparagraph 8(c)), the then remaining balance of the original principal amount of the Recourse Note shall be forgiven. The Company shall provide such documentation evidencing such forgiveness as Executive may reasonably request.

4.      Unauthorized Disclosure.

        (a) Confidential Information. Executive acknowledges that in the course of his employment with the Company (and, if applicable, its predecessors), he has been allowed to become, and will continue to be allowed to become, acquainted with the Company's business affairs, information, trade secrets, and other matters which are of a proprietary or confidential nature, including but not limited to the Company's and its predecessors' operations, business opportunities, price and cost information, finance, customer information, business plans, various

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sales techniques, manuals, letters, notebooks, procedures, reports, products, processes, services, and other confidential information and knowledge (collectively the "Confidential Information") concerning the Company's and its predecessors' business. The Company agrees to provide on an ongoing basis such Confidential Information as the Company deems necessary or desirable to aid Executive in the performance of his duties. Executive understands and acknowledges that such Confidential Information is confidential, and he agrees not to disclose such Confidential Information to anyone outside the Company except to the extent that (i) Executive deems such disclosure or use reasonably necessary or appropriate in connection with performing his duties on behalf of the Company, (ii) Executive is required by order of a court of competent jurisdiction (by subpoena or similar process) to disclose or discuss any Confidential Information, provided that in such case, Executive shall promptly inform the Company of such event, shall cooperate with the Company in attempting to obtain a protective order or to otherwise restrict such disclosure, and shall only disclose Confidential Information to the minimum extent necessary to comply with any such court order; (iii) such Confidential Information becomes generally known to and available for use by the hotel and hospitality industry (the "Hotel Industry"), other than as a result of any action or inaction by Executive; or
(iv) such information has been rightfully received by a member of the Hotel Industry or has been published in a form generally available to the Hotel Industry prior to the date Executive proposes to disclose or use such information. Executive further agrees that he will not during employment and/or at any time thereafter use such Confidential Information in competing, directly or indirectly, with the Company. At such time as Executive shall cease to be employed by the Company, he will immediately turn over to the Company all Confidential Information, including papers, documents, writings, electronically stored information, other property, and all copies of them provided to or created by him during the course of his employment with the Company.

        (b) Heirs, successors, and legal representatives. The foregoing provisions of this Paragraph 4 shall be binding upon Executive's heirs, successors, and legal representatives. The provisions of this Paragraph 4 shall survive the termination of this Agreement for any reason.

5. Covenant Not to Compete. In consideration for the Option, the Stock Grant, the loans evidenced by the Recourse Note and the Non-Recourse Note, the Company's promise to provide Confidential Information as set forth in Paragraph 4 above, and for Executive's employment by the Company under the terms provided in this Agreement, and as a means to aid in the performance and enforcement of the terms of and preserve the rights of the Company pursuant to the Unauthorized Disclosure provisions of Paragraph 4, Executive agrees as follows:

        (a) during the term of Executive's employment with the Company and for a period of twenty-four (24) months thereafter, regardless of the reason for termination of employment, (except that the restrictions of this Paragraph 5(a) relating to the twenty-four (24) months after the term of employment shall not apply if (x) Executive terminates his employment for Good Reason as provided in Subparagraph 6(e) or (y) Executive's employment is terminated by the Company without Cause as provided in Subparagraph 6(d) within eighteen (18) months after the occurrence of a Change in Control), Executive will not, directly or indirectly, as an owner, director, principal, agent, officer, employee, partner, consultant, servant, or otherwise, carry on, operate,

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manage, control, or become involved in any manner with any business, operation, corporation, partnership, association, agency, or other person or entity which is in the business of owning, operating, managing or granting franchise rights with respect to hotels, motels or other lodging facilities in any area or territory in which the Company conducts operations; provided, however, that the foregoing shall not prohibit Executive from owning up to one percent (1%) of the outstanding stock of a publicly held company engaged in the hospitality business. Notwithstanding the foregoing, after Executive's employment with the Company has terminated, upon receiving written permission by the Board, Executive shall be permitted to engage in such activities with respect to any other hotel, motel or lodging facility that would be immaterial to the operations of the Company in the area or territory in question. Immateriality, for purposes of the foregoing sentence, shall be determined in the sole discretion of the Board in good faith.

        (b) during the term of Executive's employment with the Company and for a period of twenty-four (24) months thereafter, regardless of the reason for termination of employment (except that the restrictions of this Paragraph 5(b) relating to the twenty-four (24) months after the term of employment shall not apply if (x) Executive terminates his employment for Good Reason as provided in Subparagraph 6(e) or (y) Executive's employment is terminated by the Company without Cause as provided in Subparagraph 6(d) within eighteen (18) months after the occurrence of a Change in Control), Executive will not, directly or indirectly, either for himself or for any other business, operation, corporation, partnership, association, agency, or other person or entity, call upon, compete for, solicit, divert, or take away, or attempt to divert or take away any of the customers (including, without limitation, any hotel owner, lessor or lessee, asset manager, trustee, consumer with whom the Company from time to time (i) has an existing agreement or business relationship; (ii) has had an agreement or business relationship within the two-year period preceding the Executive's last day of employment with the Company; or (iii) has included as a prospect in its applicable pipeline) or vendors of the Company in any of the areas or territories in which the Company conducts operations if such action has the intent or effect of interfering with the Company's relationship with the vendor or customer.

        (c) during the term of Executive's employment with the Company and for a period of twenty-four (24) months thereafter, regardless of the reason for termination of employment (except that the restrictions of this Paragraph 5(c) relating to the twenty-four (24) months after the term of employment shall not apply if (x) Executive terminates his employment for Good Reason as provided in Subparagraph 6(e) or (y) Executive's employment is terminated by the Company without Cause as provided in Subparagraph 6(d) within eighteen (18) months after the occurrence of a Change in Control), Executive will not directly or indirectly solicit or induce any current or prospective employee of the Company (including, without limitation, any current or prospective employee of the Company within the six-month period preceding Executive's last day of employment with the Company or within the 24-month period of this covenant) to accept employment with Executive or with any business, operation, corporation, partnership, association, agency, or other person or entity with which Executive may be associated, and Executive will not employ or cause any business, operation, corporation, partnership, association, agency, or other person or entity with which Executive may be associated to employ any current or prospective

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employee of the Company without providing the Company with ten (10) days' prior written notice of such proposed employment.

        (d) Executive agrees and acknowledges that the restrictions contained in this noncompetition covenant are reasonable in scope and duration and are necessary to protect the Company's business interests and Confidential Information after the Effective Date of this Agreement. If any provision of this noncompetition covenant as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this noncompetition covenant will cause irreparable damage to the Company, and upon breach of any provision of this noncompetition covenant, the Company shall be entitled to injunctive relief, specific performance, or other equitable relief; provided, however, that this shall in no way limit any other remedies which the Company may have (including, without limitation, the right to seek monetary damages).

        (e) Should Executive violate the provisions of this Paragraph, then in addition to all other rights and remedies available to the Company at law or in equity, the duration of this covenant shall automatically be extended for the period of time from which Executive began such violation until he permanently ceases such violation.

6. Termination. Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

        (a) Death. Executive's employment hereunder shall terminate upon his death.

        (b) Disability. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from his duties hereunder on a full-time basis for one hundred eighty (180) calendar days in the aggregate in any twelve (12) month period, the Company may terminate Executive's employment hereunder.

        (c) Termination by Company For Cause. At any time during the Period of Employment, the Company may terminate Executive's employment hereunder for Cause if such termination is approved by not less than a majority of the Board of Directors at a meeting of such Board of Directors called and held for such purpose. Any determination by the Board of Directors that "Cause" exists shall be made by the Board of Directors in good faith. For purposes of this Agreement "Cause" shall mean: (A) conduct by Executive constituting a material act of willful misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company or any of its affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (B) criminal or civil conviction of Executive, a plea of nolo contendere by Executive or conduct

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by Executive that would reasonably be expected to result in material injury to the reputation of the Company if he were retained in his position with the Company, including, without limitation, conviction of a felony involving moral turpitude; (C) continued, willful and deliberate non-performance by Executive of his duties hereunder (other than by reason of Executive's physical or mental illness, incapacity or disability) and such non-performance has continued for more than thirty (30) days following written notice of such non-performance from the Board; (D) a breach by Executive of any of the provisions contained in Paragraphs 4 and 5 of this Agreement; or (E) a violation by Executive of the Company's employment policies and such violation has continued for more than thirty (30) days following written notice of such violation from the Board.

        (d) Termination Without Cause. At any time during the Period of Employment, the Company may terminate Executive's employment hereunder without Cause if such termination is approved by a majority of the Board of Directors at a meeting of the Board of Directors called and held for such purpose. Any termination by the Company of Executive's employment under this Agreement which does not constitute a termination for Cause under Subparagraph 6(c) or result from the death or disability of the Executive under Subparagraph 6(a) or (b) shall be deemed a termination without Cause. If the Company provides notice to the Executive under Paragraph 1 that it does not wish to extend the Period of Employment, such action shall be deemed a termination without Cause.

        (e) Termination by Executive. At any time during the Period of Employment, Executive may terminate his employment hereunder for any reason, including but not limited to Good Reason. If Executive provides notice to the Company under Paragraph 1 that he does not wish to extend the Period of Employment, such action shall be deemed a voluntary termination by Executive and one without Good Reason. For purposes of this Agreement, "Good Reason" shall mean that Executive has complied with the "Good Reason Process" (hereinafter defined) following the occurrence of any of the following events: (A) a substantial diminution or other substantive adverse change, not consented to by Executive, in the nature or scope of Executive's responsibilities, authorities, powers, functions or duties, other than a change in Executive's position or reporting relationship; (B) any removal, during the Period of Employment, from Executive of his title of Executive Vice President; (C) an involuntary reduction in Executive's Base Salary or Adjusted Base Salary or involuntary reduction in cash incentive compensation plan (but not reduction in incentive compensation appropriate for level of performance) except for across-the-board salary reductions similarly affecting all or substantially all management employees;
(D) a breach by the Company of any of its other material obligations under this Agreement and the failure of the Company to cure such breach within thirty (30) days after written notice thereof by Executive; (E) the involuntary relocation of the Company's offices at which Executive is principally employed or the involuntary relocation of the offices of Executive's primary workgroup to a location more than thirty (30) miles from such offices (other than a relocation in either event to Dallas, Texas), or the requirement by the Company for Executive to be based anywhere other than the Company's offices at such location or in Dallas, Texas on an extended basis, except for required travel on the Company's business to an extent substantially consistent with Executive's business travel obligations; (F) the requirement that Executive report to a person who is below the level of CEO; or (G) the occurrence of the first event during the

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Period of Employment constituting a Change in Control provided Executive gives notice to the Company of termination of employment within 18 months after the occurrence of such Change in Control. "Good Reason Process" shall mean that (i) the Executive reasonably determines in good faith that a "Good Reason" event has occurred; (ii) Executive notifies the Company in writing of the occurrence of the Good Reason event; (iii) other than termination pursuant to clause (G) of the immediately preceding sentence, Executive cooperates in good faith with the Company's efforts, for a period not less than ninety (90) days following such notice, to modify Executive's employment situation in a manner acceptable to Executive and Company; and (iv) notwithstanding such efforts, one or more of the Good Reason events continues to exist and has not been modified in a manner acceptable to Executive. If the Company cures the Good Reason event during the ninety (90) day period, Good Reason shall be deemed not to have occurred.

        (f) Notice of Termination. Except for termination as specified in Subparagraph 6(a), any termination of Executive's employment by the Company or any such termination by Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

        (g) Date of Termination. "Date of Termination" shall mean: (A) if Executive's employment is terminated by his death, the date of his death; (B) if Executive's employment is terminated on account of disability under Subparagraph 6(b) or by the Company for Cause under Subparagraph 6(c), the date on which Notice of Termination is given; (C) if Executive's employment is terminated by the Company under Subparagraph 6(d), sixty (60) days after the date on which a Notice of Termination is given; and (D) if Executive's employment is terminated by Executive under Subparagraph 6(e), thirty (30) days after the date on which a Notice of Termination is given.

7.      Compensation Upon Termination or During Disability.

        (a) If Executive's employment terminates by reason of his death, the Company shall, within ninety (90) days of death, pay in a lump sum amount to such person as Executive shall designate in a notice filed with the Company or, if no such person is designated, to Executive's estate, Executive's accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary, to the date of his death, plus accrued and unpaid Incentive Compensation, if any, for the fiscal year preceding termination and Pro Rata Incentive Compensation, if any, under Subparagraph 3(b). For a period of one (1) year following the Date of Termination, the Company shall pay such health insurance premiums as may be necessary to allow Executive's spouse and dependents to receive health insurance coverage substantially similar to coverage they received prior to the Date of Termination. In addition to the foregoing, any payments to which Executive's spouse, beneficiaries, or estate may be entitled under any employee benefit plan shall also be paid in accordance with the terms of such plan or arrangement. Such payments, in the aggregate, shall fully discharge the Company's obligations hereunder.

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        (b)    During any period that Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary and Incentive Compensation payments, if any, under Subparagraph 3(a), until Executive's employment is terminated due to disability in accordance with Subparagraph 6(b) or until Executive terminates his employment in accordance with Subparagraph 6(e), whichever first occurs, at which point Executive shall then receive accrued and unpaid base salary and accrued and unpaid Incentive Compensation, if any, for the fiscal year preceding termination and Pro Rata Incentive Compensation, if any, under Subparagraph 3(b). For a period of one (1) year following the Date of Termination, the Company shall pay such health insurance premiums as may be necessary to allow Executive, Executive's spouse and dependents to receive health insurance coverage substantially similar to coverage they received prior to the Date of Termination. Upon termination due to death prior to the termination first to occur as specified in the preceding sentence, Subparagraph 7(a) shall apply.

        (c) If Executive's employment is terminated by Executive other than for Good Reason as provided in Subparagraph 6(e), then the Company shall, through the Date of Termination, pay Executive his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary at the rate in effect at the time Notice of Termination is given, and accrued and unpaid Incentive Compensation, if any, for the fiscal year preceding termination. Thereafter, the Company shall have no further obligations to Executive except as otherwise expressly provided under this Agreement, provided any such termination shall not adversely affect or alter Executive's rights under any employee benefit plan of the Company in which Executive, at the Date of Termination, has a vested interest, unless otherwise provided in such employee benefit plan or any agreement or other instrument attendant thereto.

        (d) If Executive terminates his employment for Good Reason as provided in Subparagraph 6(e) or if Executive's employment is terminated by the Company without Cause as provided in Subparagraph 6(d), then the Company shall, through the Date of Termination, pay Executive his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary at the rate in effect at the time Notice of Termination is given and accrued and unpaid Incentive Compensation, if any, for the fiscal year preceding termination and Pro Rata Incentive Compensation, if any, under Subparagraph 3(a). In addition, subject to signing by Executive of a general release of claims in a form and manner satisfactory to the Company,

               (i) the Company shall continue Executive's compensation at a rate equal to the sum of Executive's Average Base Salary and his Average Incentive Compensation, payable for the remaining length of the Period of Employment after the Date of Termination, but in no event for fewer than twenty-four (24) months (the "Severance Amount"). The Severance Amount shall be paid out in substantially equal bi-weekly installments, in arrears; provided, however, that in the event Executive commences any employment with an employer other than the Company during the twelve
        (12) month period ending on the first anniversary of the Date of termination, the Company shall be entitled to set-off against the remaining Severance Amount fifty percent (50%) of the amount of any cash compensation received by Executive from the new employer during such period; provided,

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        further, that in the event Executive commences any employment with, or is employed by, any employer other than the Company during the twelve
        (12) month period following the first anniversary of the Date of Termination, the Company shall be entitled to set-off against the remaining Severance Amount twenty-five percent (25%) of the amount of any cash compensation received by Executive from such employer during such period. From time to time, Executive may be asked to certify to the Company that he has not accepted employment with a new employer (including, without limitation, contract and consulting agreements). For purposes of this Agreement, "Average Base Salary" shall mean the average of the annual Base Salary or, if applicable, Adjusted Base Salary received by Executive for each of the three (3) immediately preceding fiscal years or such fewer number of complete fiscal years as Executive may have been employed by the Company. For purposes of this Agreement, "Average Incentive Compensation" shall mean the average of the annual incentive compensation under Subparagraph 3(a) received by Executive for the three (3) immediately preceding fiscal years or such fewer number of complete fiscal years as Executive may have been employed by the Company. In no event shall "Average Incentive Compensation" include any sign-on bonus, retention bonus or any other special bonus. Notwithstanding the foregoing, if the Executive breaches any of the provisions contained in Paragraphs 4 and 5 of this Agreement, all payments of the Severance Amount shall immediately cease. Notwithstanding the foregoing, in the event Executive terminates his employment for Good Reason as provided in Subparagraph 6(e), he shall be entitled to the Severance Amount only if he provides the Notice of Termination provided for in Subparagraph 6(f) within thirty (30) days after the occurrence of the event or events which constitute such Good Reason as specified in clauses (A), (B), (C), (D), (E) and (F) of Subparagraph 6(e);

               (ii) in addition to any other benefits to which Executive may be entitled in accordance with the Company's then existing severance policies, the Company shall, for a period of one (1) year commencing on the Date of Termination, pay such health insurance premiums as may be necessary to allow Executive, Executive's spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to his termination of employment.

        (e) If Executive's employment is terminated by the Company for Cause as provided in Subparagraph 6(c), then the Company shall, through the Date of Termination, pay Executive his accrued and unpaid Base Salary or, if applicable, his Adjusted Base Salary at the rate in effect at the time Notice of Termination is given, and accrued and unpaid Incentive Compensation, if any, for the fiscal year preceding termination. Thereafter, the Company shall have no further obligations to Executive except as otherwise expressly provided under this Agreement, provided any such termination shall not adversely affect or alter Executive's rights under any employee benefit plan of the Company in which Executive, at the Date of Termination, has a vested interest, unless otherwise provided in such employee benefit plan or any agreement or other instrument attendant thereto.

        (f)    Regardless of the reason for termination, for a period of five
(5) years beginning on the Date of Termination, the Company will provide such reasonable assistance and support to Executive as he shall reasonably require in connection with the preparation and filing of tax returns, statements and forms insofar as such returns, statements or forms relate to Executive's association with the Company or any of its predecessors or affiliates. At the Company's election, such assistance and support shall be provided by either tax personnel from the Company or certified public accountants selected and compensated by the Company.

        (g) Nothing contained in the foregoing Subparagraphs 7(a) through 7(e) shall be construed so as to affect Executive's rights or the Company's obligations relating to agreements or benefits which are unrelated to termination of employment.

8. Change in Control Payment. The provisions of this Paragraph 8 set forth certain terms of an agreement reached between Executive and the Company regarding Executive's rights and obligations upon the occurrence of a Change in Control of the Company. These provisions are intended to assure and encourage in advance Executive's continued attention and dedication to his assigned duties and his objectivity during the pendency and after the occurrence of any such event. These provisions shall apply in lieu of, and expressly supersede, the provisions of Subparagraph 7(d)(i) regarding severance pay upon a termination of employment, if such termination of employment occurs within eighteen (18) months after the occurrence of the first event constituting a Change of Control; provided that such first event occurs during the Period of Employment. These provisions shall terminate and be of no further force or effect beginning eighteen (18) months after the occurrence of a Change of Control.

        (a)    Change in Control.

               (i) If within eighteen (18) months after the occurrence of the first event constituting a Change in Control, Executive's employment is terminated by the Company without Cause as provided in Subparagraph 6(d) or Executive terminates his employment for Good Reason as provided in Subparagraph 6(e), then the Company shall pay Executive the Severance Amount as provided in Subparagraph 7(d)(i) in substantially bi-weekly installments, in arrears, over twenty-four (24) months. Notwithstanding the foregoing, if the Executive breaches any of the provisions contained in Paragraphs 4 and 5 of this Agreement, all payments of the Severance Amount shall immediately cease;

               (ii) Within fifteen (15) days after Executive becomes entitled to receive the Severance Amount under (i) above, the Company shall place funds in an amount equal to the estimated Severance Amount in escrow, pursuant to arrangements that are mutually acceptable to the Company and Executive (the "Escrow Arrangement"). The Escrow Arrangement shall be maintained until the final installment payment of the Severance Amount has been made;

               (iii) Notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, if Executive terminates his employment for Good Reason as provided in Subparagraph 6(e) or if Executive's employment is terminated by the Company without Cause as provided in Subparagraph 6(d) within eighteen (18) months of a Change in Control, all stock options and other stock-based awards granted to Executive by the Company shall immediately accelerate and become exercisable and non-forfeitable as of the Date of Termination, and at any time during the 360 days commencing on the Date of Termination, Executive or his estate may by five (5) days' advance written notice given to the Company and irrespective of whether Executive is then employed by the Company or then living, and solely at the election of Executive or his estate, require the Company to:

                    (1) immediately purchase any unexercised portion of the Option from Executive or his estate in exchange for an amount equal to the product of (x) the sum of (A) the per share exercise price of the Option and (B) $2.09, times (y) the number of shares subject to the unexercised portion of the Option, which amount shall be delivered in cash in immediately negotiable funds in Dallas County, Texas, to Executive or his estate, or

                    (2) allow Executive to exercise all or any part of such Option at the option prices therefor specified in the grant of the Option.

        Executive shall also be entitled to any other rights and benefits with respect to stock-related awards, to the extent and upon the terms provided in the employee stock option or incentive plan or any agreement or other instrument attendant thereto pursuant to which such options or awards were granted; and

               (iv) The Company shall, for a period of one (1) year commencing on the Date of Termination, pay such health insurance premiums as may be necessary to allow Executive, Executive's spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to his termination of employment.

        (b)    Gross Up Payment

               (i) Excess Parachute Payment. If Executive incurs the tax (the "Excise Tax" imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code") on "excess parachute payments" within the meaning of
        Section 280G(b)(1) of the Code, the Company will pay to Executive an amount (the "Gross Up Payment" such that the net amount retained by Executive, after deduction of any Excise Tax on the excess parachute payment and any federal, state and local income taxes and employment taxes (together with penalties and interest) and Excise Tax upon the payment provided for by this Subparagraph 8(c)(i), will be equal to the Severance Amount.

               (ii) Applicable Rates. For purposes of determining the amount of the Gross Up Payment, Executive will be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of Executive's residence on the date of Executive's Termination, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

               (iii) Determination of Gross Up Payment Amount. The determination of whether the Excise Tax is payable and the amount thereof will be based upon the opinion of tax counsel selected by Executive and approved by the Company, which approval will not be unreasonably withheld. If such opinion is not finally accepted by the Internal Revenue Service (or state and local taxing authorities), then appropriate adjustments to the Excise Tax will be computed and additional Gross Up Payments will be made in the manner provided by this Subparagraph (c).

               (iv) Time for Payment. The Company will pay the estimated amount of the Gross Up Payment in cash to Executive at such time or times when the Excise Tax is due. Executive and the company agree to reasonably cooperate in the determination of the actual amount of the Gross Up Payment. Further, Executive and the Company agree to make such adjustments to the estimated amount of the Gross Up Payment as may be necessary to equal the actual amount of the Gross Up Payment, which in the case of Executive will refer to refunds of prior overpayments and in the case of the Company will refer to makeup of prior underpayments.

        (c) Definitions. For purposes of this Paragraph 8, the following terms shall have the following meanings:

               "Change in Control" shall mean any of the following:

               (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (the "Acquiring Person"), other than the Company, or any of its Subsidiaries or any Investor or Excluded Group, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power or economic interests of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that any transfer from any Investor or Excluded Group will not result in a Change in Control if such transfer was part of a series of related transactions the effect of which, absent the transfer to such Acquiring Person by the Investor or Excluded Group, would not have resulted in the acquisition by such Acquiring Person of thirty-five percent (35%) or more of the combined voting power or economic interests of the then outstanding voting securities; or

               (b) during any period of twelve (12) consecutive months after the Issuance Date, the individuals who at the beginning of any such 12-month period constituted a majority of the Class A Directors and Class C Directors (the "Incumbent Non-Investor

        Majority") cease for any reason to constitute at least a majority of such Class A Directors and Class C Directors; provided that (i) any individual becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of the stockholders having the right to designate such director and (ii) any director whose election to the Board or whose nomination for election by the stockholders of the Company was approved by the requisite vote of directors entitled to vote on such election or nomination in accordance with the Restated Certificate of Incorporation of the Company, shall, in each such case, be considered as though such individual were a member of the Incumbent Non-Investor Majority, but excluding, as a member of the Incumbent Non-Investor Majority, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) and further excluding any person who is an affiliate or associate of an Acquiring Person having or proposing to acquire beneficial ownership of twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

               (c) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than fifty-seven and one-half percent (57.5%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such reorganization, merger or consolidation; or

               (d) the sale or other disposition of assets representing fifty percent (50%) or more of the assets of the Company in one transaction or series of related transactions.

        All defined terms used in the definition of "Change in Control" shall have the same meaning as set forth in the Certificate of Designation of Series B Convertible Preferred Stock of Wyndham International, Inc.

               "Company" shall mean not only Wyndham International, Inc., but also its successors by merger or otherwise.

9. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

        if to the Executive:

               At his home address as shown
               in the Company's personnel records;

        if to the Company:

               Wyndham International, Inc.
               1950 Stemmons Freeway
               Suite 6001
               Dallas, TX 75207
               Attention: Senior Vice President of Human Resources and General
                          Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

10. Miscellaneous. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement, with its Exhibit A, constitutes the entire agreement between the parties with respect to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement and Exhibit A. This Agreement supersedes all prior agreements between the parties with respect to any related subject matter. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Texas (without regard to principles of conflicts of laws).

11. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The invalid portion of this Agreement, if any, shall be modified by any court having jurisdiction to the extent necessary to render such portion enforceable.

12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

13. Arbitration; Other Disputes. In the event of any dispute or controversy arising under or in connection with this Agreement, the parties shall first promptly try in good faith to settle such dispute or controversy by mediation under the applicable rules of the American Arbitration Association before resorting to arbitration. In the event such dispute or controversy remains unresolved in whole or in part for a period of thirty (30) days after it arises, the parties will settle any remaining dispute or controversy exclusively by arbitration in Dallas, Texas, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding the above, the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of Paragraph 4 or 5 hereof. Furthermore, should a dispute occur concerning Executive's mental or physical capacity as described in Subparagraph 6(b), 6(c) or 7(b), a doctor selected by Executive and a doctor selected by the Company shall be entitled to examine Executive. If the opinion of the Company's doctor and Executive's doctor conflict, the Company's doctor and Executive's doctor shall together agree upon a third doctor, whose opinion shall be binding. Any amount to which Executive is entitled under this Agreement (including any disputed amount), which is not paid when due, shall bear interest at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum lawful rate.

14. Third-Party Agreements and Rights. Executive represents to the Company that Executive's execution of this Agreement, Executive's employment with the Company and the performance of Executive's proposed duties for the Company will not violate any obligations Executive may have to any employer or other party, and Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

15. Litigation and Regulatory Cooperation. During and after Executive's employment, Executive shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while Executive was employed by the Company; provided, however, that such cooperation shall not materially and adversely affect Executive or expose Executive to an increased probability of civil or criminal litigation. Executive's cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after Executive's employment, Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by the Company. The Company shall also provide Executive with compensation on an hourly basis (to be derived from the sum of his Base Salary or, if applicable, Adjusted Base Salary and Average Incentive Compensation) for requested litigation and regulatory cooperation that occurs after his termination of employment, and reimburse Executive for all costs and expenses incurred in connection with his performance under this Paragraph 15, including, but not limited to, reasonable attorneys' fees and costs.

16. Gender Neutral. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

                           [Signature Page Follows]

        IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

                                        WYNDHAM INTERNATIONAL, INC.


                                        By:_/s/ Joseph H. Champ
                                        Its:_______________________________


                                        ___________________________________
                                        Joseph H. Champ

                                   Exhibit A
                                   ---------

                          WYNDHAM INTERNATIONAL, INC.
                     NON-QUALIFIED STOCK OPTION AGREEMENT

                        Dated as of __________ __, 2001

     Wyndham International, Inc., a corporation organized under the laws of Delaware (the "Company"), hereby grants to Joseph H. Champ, an Employee of the Company (the "Optionee"), as of _________ __, 2001 (the "Date of Grant"), a non-qualified option (the "Option") to purchase from the Company 550,000 shares of Class A common stock of the Company ("Shares"), at the price of $________ per Share, subject to the terms and conditions set forth below. Such grant is pursuant to the Wyndham International, Inc. 1997 Incentive Plan (the "Plan") and is made as an inducement to Optionee to enter into the Employment Agreement between Optionee and the Company of even date herewith (the "Employment Agreement").

1.   Option Subject to Acceptance of Option Agreement and Employment Agreement.
     -------------------------------------------------------------------------
     The Option may not be exercised unless the Optionee accepts this Option Agreement and the Employment Agreement by executing both the Option Agreement and the Employment Agreement and returning such original execution copies to the Company.

2.   Time and Manner of Exercise of Option.
     -------------------------------------

     (a)  Maximum Term of Option. The Expiration Date of this Option is the date
          ----------------------
          that is ten years from the Date of Grant. This Option may not be exercised on or after the Expiration Date.

     (b)  Vesting Schedule. No portion of this Option may be exercised until
          ----------------
          such portion shall have vested. Except as set forth in Section 3 of this Agreement, this Option shall be vested and exercisable with respect to the following number of Shares on the dates indicated below:

             ============================================================
                                 Vesting Schedule

              Additional Number of
               Shares Exercisable               Vesting Date
             ------------------------------------------------------------
                137,500 (25%)               1 year after Date of Grant
             ------------------------------------------------------------
                137,500 (25%)               2 years after Date of Grant
             ------------------------------------------------------------
                137,500 (25%)               3 years after Date of Grant
             ------------------------------------------------------------
                137,500 (25%)               4 years after Date of Grant
             ============================================================

          In the event of a Change in Control during the Period of Employment (each as defined in the Employment Agreement), the vesting date for any unvested portions of this Option shall be accelerated by two years. In the event of a Change in

          Control of the Company, if within 18 months after such Change in Control the Optionee's employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement) or for Good Reason (as defined in the Employment Agreement), any unvested portions of this Option shall fully vest and become exercisable.

          A partial exercise of this Option shall not affect Optionee's right to exercise this Option with respect to the remaining Shares.

     (c)  Method of Exercise of Option. Subject to the limitations set forth in
          ----------------------------
          this Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanied by payment of the Option price in full (or arrangement made for such payment to the Company's satisfaction) either (i) in cash or cash equivalent acceptable to the Committee, (ii) in previously owned whole Shares (which the Optionee has held for at least six months prior to the delivery of such Shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) in cash or a check payable and acceptable to the Company by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (iv) a combination of two or more of the foregoing, and (2) by executing such documents as the Company may reasonably request. Any fraction of a Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee.

          The delivery of certificates representing the Shares subject to the Option will be contingent upon the Company's receipt from Optionee of
          (1) full payment of the Option price, as set forth above, and (2) any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Shares to be purchased pursuant to the exercise of the Option and the subsequent resale of Shares will be in compliance with applicable laws and regulations.

3.   Exercise After Termination of Employment. If the Optionee's employment by
     ----------------------------------------
     the Company or an Affiliate is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below. Any transfer of employment from the Company to any Affiliate of the Company shall not be deemed to be a termination of employment for purposes of this Agreement.

     (a)  Termination Due to Death. If the Optionee's employment terminates by
          ------------------------
          reason of death, the Option held by the Optionee shall vest and become exercisable in accordance with the Vesting Schedule as set forth in
          Section 2(b), plus an additional number of Shares that would have vested on the next vesting anniversary date. The Optionee's legal representative or legatee may exercise the Option to the extent exercisable in accordance with this Section 3(a), for a period of 360 days from the date of death or until the Expiration Date, if earlier. Any portion of the Option that is not exercisable at the time of death shall terminate immediately and be of no further force or effect.

     (b)  Termination Due to Disability. If the Optionee's employment terminates
          -----------------------------
          by reason of incapacity due to physical or mental illness which resulted in his absence from his duties with the Company on a full-time basis for 180 calendar days in the aggregate in any 12-month period, the Option held by the Optionee shall vest and become exercisable in accordance with the Vesting Schedule as set forth in
          Section 2(b), plus an additional number of Shares that would have vested on the next vesting anniversary date. The Optionee may exercise the Option to the extent exercisable in accordance with this Section 3(b), for a period of 360 days from the date of termination of employment or until the Expiration Date, if earlier. Any portion of the Option that is not exercisable upon termination of employment shall terminate immediately and be of no further force or effect.

     (c)  Termination without Cause or for Good Reason. If the Optionee's
          --------------------------------------------
          employment is terminated by the Company without Cause (as defined in the Employment Agreement) or the Optionee resigns from the Company for Good Reason (as defined in the Employment Agreement), the Option held by the Optionee shall continue to vest and become exercisable in accordance with the Vesting Schedule as set forth in Section 2(b) for an additional 24 months. The Optionee may exercise the Option, to the extent exercisable in accordance with this Section 3(c), for a period of 360 days after the end of the 24-month period or until the Expiration Date, if earlier. Any portion of the Option that is not exercisable at the end of 24 months following termination of employment shall terminate immediately upon termination of employment and be of no further force or effect.

          Notwithstanding the foregoing, if Optionee breaches any of the provisions contained in Paragraph 4 or 5 of the Employment Agreement,
          (i) any portion of the Option that vested or will vest by virtue of this Section 3(c) shall immediately terminate and be of no force and effect, and (ii) to the extent any portion of the Option that vested by virtue of this Section 3(c) has been exercised, Optionee shall be required to disgorge to the Company the difference between the Fair Market Value per Share on the date of exercise and the Option price per Share, multiplied by the number of Shares acquired by Optionee.

     (d)  Termination for Cause. If the Optionee's employment is terminated for
          ---------------------
          Cause (as defined in the Employment Agreement), the Option held by the Optionee shall terminate immediately upon termination of employment and be of no further force and effect.

     (e)  Other Termination. If the Optionee's employment terminates for any
          -----------------
          reason not covered in Subsections (a), (b), (c) or (d) of this Section 3, the Option held by the

          Optionee may be exercised, to the extent exercisable on the date of termination pursuant to the Vesting Schedule in Section 2(b), for a period of three (3) months from the date of termination or until the Expiration Date, if earlier. Any portion of the Option that is not exercisable at such time shall terminate immediately upon termination of employment and be of no further force or effect.

4.   Incorporation of Plan. Notwithstanding anything herein to the contrary,
     ---------------------
     this Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. All references herein to the Plan shall mean the Plan in effect as of the date hereof. In the event of any conflict between the provisions in the Plan and the provisions in this Agreement, the provisions of the Plan shall govern.

5.   Additional Terms and Conditions of Option.
     -----------------------------------------

     (a)  Nontransferability of Option. This Agreement is personal to the
          ----------------------------
          Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter only by the Optionee's legal representative or legatee.

     (b)  Delivery of Certificates. Upon the exercise of the Option, in whole or
          ------------------------
          in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of Shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery.

     (c)  Option Confers No Rights as Stockholder. The Optionee shall not be
          ---------------------------------------
          entitled to any privileges of ownership with respect to Shares subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered Shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such Shares not so purchased and delivered.

     (d)  Decisions of Committee. The Committee shall have the right to resolve
          ----------------------
          all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Committee regarding this Agreement shall be final, binding and conclusive.

     (e)  Reservation of Shares. The Company shall at all times prior to the
          ---------------------
          expiration or termination of the Option reserve or cause to be reserved and keep or cause to be kept available, either in its treasury or out of its authorized but unissued shares of common stock, the full number of shares of common stock of the Company subject to the Option from time to time.

     (f)  Change in Capital Structure. The terms of this Option shall be
          ---------------------------
          adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

     (g)  Fractional Shares. Fractional shares shall not be issuable hereunder,
          -----------------
          and when any provision hereof may entitle Optionee to a fractional share such fraction shall be disregarded.

6.   Tax Withholding. The Optionee shall, not later than the date as of which
     ---------------
     the exercise of this Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Subject to the approval of the Committee, the Optionee may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued, or (ii) transferring to the Company a number of previously owned whole Shares (which the Optionee has held for at least six months prior to the delivery of such Shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, that would satisfy the minimum withholding amount due.

7.   Miscellaneous Provisions.
     ------------------------

     (a)  Designation as Non-qualified Stock Option. The Option is hereby
          -----------------------------------------
          designated as not constituting an "incentive stock option" within the meaning of Section 422 of the Code. This Agreement shall be interpreted and treated consistently with such designation.

     (b)  Successors. This Agreement shall be binding upon and inure to the
          ----------
          benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

     (c)  Notices. All notices, requests or other communications provided for in
          -------
          this Agreement shall be made, if to the Company, to the Secretary of the Company at the Company's principal executive office, and if to the Optionee, to his or her address on the books of the Company (or to such other address as the Company or the Optionee may give to the other for purposes of notice hereunder).

          All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mail to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication in not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

     (d)  Governing Law. This Agreement and all determinations made and actions
          -------------
          taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

     (e)  Counterparts. This Agreement may be executed in two counterparts, each
          ------------
          of which shall be deemed an original and both of which together shall constitute one and the same instrument.

     (f)  Further Assurances. The Company and the Optionee shall execute and
          ------------------
          deliver such further instruments and take such additional action as each party may reasonably request to effect, consummate, confirm or evidence the grant of the Option to the Optionee, and they shall each execute such documents as may be reasonably necessary to assist each other in preserving or perfecting their respective rights in the Option.

     (g)  No Right to Continued Employment. This Agreement does not confer upon
          --------------------------------
          Optionee any right to continue in the employ of the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate such employment at any time.

                                         WYNDHAM INTERNATIONAL, INC.


                                         By:    _________________________
                                         Title: _________________________


Accepted this ____ day of _________, 2001

Optionee Name: Joseph H. Champ


Signature: ____________________________

                                   EXHIBIT B

                          WYNDHAM INTERNATIONAL, INC.
                        RESTRICTED UNIT AWARD AGREEMENT

                       Dated as of ___________ ___, 2001


     Wyndham International, Inc., a corporation organized under the laws of Delaware (the "Company"), hereby awards to Joseph H. Champ (the "Participant"), as of the date hereof (the "Award Date"), a Restricted Unit Award (the "Award") covering the right to receive 150,000 shares of Class A common stock (the "Shares") of the Company, subject to the terms and conditions set forth below. Such grant is pursuant to the Wyndham International, Inc. 1997 Incentive Plan (the "Plan").

1.   Award Subject to Acceptance of Agreement.  The Award shall not be valid and
     ----------------------------------------
     binding unless the Participant accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

2.   Vesting of Award.  No portion of this Award may be exercised until such
     ----------------
     portion shall have vested (such unvested portion of the Award, the "Restricted Units"). Except as set forth in Section 3 of this Agreement, and subject to the discretion of the Committee or the Board of Directors to accelerate the vesting schedule hereunder, this Award shall be vested and nonforfeitable with respect to the following number of Restricted Units on the dates indicated:

      ===============================================================
        Number of Restricted Units
            Subject to Vesting             Date Restrictions Lapse
      ---------------------------------------------------------------
          50,000 (33 1/3%)                  1 year after Award Date
      ---------------------------------------------------------------
          50,000 (33 1/3%)                  2 years after Award Date
      ---------------------------------------------------------------
          50,000 (33 1/3%)                  3 years after Award Date
      ===============================================================

3.   Termination of Employment.  If the Participant's employment by the Company
     -------------------------
     or an Affiliate is terminated prior to the dates the restrictions lapse as set forth above, Participant shall forfeit all Restricted Units which have not yet vested, except as provided below. Any transfer of employment from the Company to an Affiliate shall not be deemed to be a termination of employment for purposes of this Agreement.

     (a)  Termination Due to Death.  If the Participant's employment terminates
          ------------------------
          by reason of death prior to the dates the restrictions lapse as set forth above, Participant's estate shall become fully vested in all the Restricted Units.

     (b)  Termination Due to Disability.  If the Participant's employment
          -----------------------------
          terminates by reason of disability as described in Subparagraph 6(b) of the Employment Agreement dated as of the date hereof between Participant and the Company (the "Employment Agreement") prior to the dates the restrictions lapse as set forth above, Participant shall become fully vested in all the Restricted Units.

     (c)  Termination for Cause or Without Good Reason.  If the Participant's
          --------------------------------------------
          employment is terminated for Cause (as defined in the Employment Agreement) or if the Participant terminates his employment for any reason other than Good Reason (as defined in the Employment Agreement), death, or disability, the unvested portion of the Award shall terminate immediately and the Participant shall have no further rights or interest therein.

     (d)  Termination without Cause or for Good Reason or Other Termination.  If
          -----------------------------------------------------------------
          the Participant's employment is terminated by the Company without Cause (as defined in the Employment Agreement) or the Participant resigns from the Company for Good Reason (as defined in the Employment Agreement) or if the Participant's employment terminates for any reason not covered in Subsections (a), (b) or (c) of this Section 3, the Award shall continue to vest in accordance with the Vesting Schedule as set forth in Section 2 for an additional 24 months. Any portion of the Award that is not vested at the end of 24 months following termination of employment shall terminate immediately and the Participant shall have no further rights or interest therein.

          Notwithstanding the foregoing, if the Participant breaches any of the provisions contained in Paragraph 4 or 5 of the Employment Agreement,
          (i) any portion of the Award that vested or will vest by virtue of this Section 3(d) shall immediately terminate and the Participant shall have no further rights or interest therein, and (ii) to the extent any portion of the Award has vested by virtue of this Section 3(d), the Participant shall be required to pay to the Company the fair market value per Share on the date of vesting, multiplied by the number of Shares acquired by the Participant.

4.   Incorporation of Plan.  Notwithstanding anything herein to the contrary,
     ---------------------
     this Award shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. All references herein to the Plan shall mean the Plan in effect as of the date hereof. In the event of any conflict between any provisions in the Plan and the provisions in this Agreement, the provisions of the Plan shall govern.

5.   Additional Terms and Conditions of Award.
     ----------------------------------------

     (a)  Non-Transferability of Award.  The Restricted Units shall not be
          ----------------------------
          transferable by Participant other than by will and the laws of descent and distribution until the restrictions on the Restricted Units lapse. The Restricted Units shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and are not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Restricted Units, other than in accordance with the terms set forth herein, shall be void and of no effect.

     (b)  Delivery of Certificates.  Upon the vesting of any part of the Award
          ------------------------
          by virtue of the lapse of the restriction period pursuant to Section 2 above, the Company shall deliver or cause to be delivered a stock certificate covering the requisite number of Shares so vested, registered on the Company's books in the name of Participant. Upon receipt of such stock certificate, Participant is free to hold or dispose of such certificate at will.

     (c)  Award Confers No Rights as Stockholder.  The Participant shall not be
          --------------------------------------
          entitled to any privileges of ownership with respect to Shares unless and until delivered upon the vesting of the Award, in whole or in part, and the Participant becomes a stockholder of record with respect to such delivered Shares; and the Participant shall not be considered a stockholder of the Company with respect to any such Shares not so delivered.

          Notwithstanding the foregoing, during the vesting period, Participant shall be entitled to receive dividend equivalents in cash in the same amount as actual dividends declared with respect to the underlying Shares.

     (d)  Decisions of Committee.  The Committee shall have the right to resolve
          ----------------------
          all questions which may arise in connection with the Award, the lapse of the restrictions, the Plan or this Agreement. Any interpretation, determination or other action made or taken by the Committee regarding this Agreement shall be final, binding and conclusive.

     (e)  Reservation of Shares.  The Company shall at all times prior to the
          ---------------------
          expiration or termination of the Award reserve or cause to be reserved and keep or cause to be kept available, either in its treasury or out of its authorized but unissued shares of Class A common stock, the full number of shares of Class A common stock of the Company subject to the Award from time to time.

     (f)  Change in Capital Structure.  The terms of this Award shall be
          ---------------------------
          adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

     (g)  Fractional Shares.  Fractional shares shall not be issuable hereunder,
          -----------------
          and when any provision hereof may entitle Participant to a fractional share such fraction shall be paid out in cash.

6.   Tax Withholding.  The Participant shall, not later than the date as of
     ---------------
     which the vesting of this Award becomes a taxable event for Federal income tax purposes, pay to the

     Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Subject to the approval of the Committee, the Participant may elect to have such required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from the Shares to be issued, or (ii) transferring to the Company a number of previously owned whole Shares (which the Participant has held for at least six months prior to the delivery of such Shares or which the Participant purchased on the open market and for which the Participant has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of vesting, that would satisfy the withholding amount due.

7.   Miscellaneous Provisions.
     ------------------------

     (a)  Successors.  This Agreement shall be binding upon and inure to the
          ----------
          benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Participant, acquire any rights hereunder in accordance with this Agreement or the Plan.

     (b)  Notices.  All notices, requests or other communications provided for
          -------
          in this Agreement shall be made, if to the Company, to the Secretary of the Company at the Company's principal executive office, and if to the Participant, to his or her address on the books of the Company (or to such other address as the Company or the Participant may give to the other for purposes of notice hereunder).

          All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mail to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication in not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

     (c)  Governing Law.  This Agreement and all determinations made and actions
          -------------
          taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

     (d)  Counterparts.  This Agreement may be executed in two counterparts,
          ------------
          each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

     (e)  Force and Effect.  The various provisions of this Agreement are
          ----------------
          severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

     (f)  Further Assurances.  The Company and the Participant shall execute and
          ------------------
          deliver such further instruments and take such additional action as each party may reasonably request to effect, consummate, confirm or evidence the grant of the Award to the Participant, and they shall each execute such documents as may be reasonably necessary to assist each other in preserving or perfecting their respective rights in the Award.

     (g)  Conflict with Employment Agreement.  If there shall be any conflict
          ----------------------------------
          between provisions in this Agreement and the provisions in the Employment Agreement, the provisions of the Employment Agreement shall govern.

     (h)  No Right to Continued Employment.  This Award does not confer upon
          --------------------------------
          Participant any right to continue in the employ of the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate such employment at any time.


                                         WYNDHAM INTERNATIONAL, INC.


                                         By: _________________________
                                         Title: ______________________


Accepted this ____ day of __________, 2001.


_____________________________________
Joseph H. Champ
"Participant"

                                   Exhibit C
                                   ---------

               NO PERSONAL LIABILITY NONRECOURSE PROMISSORY NOTE

                                 Dallas, Texas

$450,000.00                                                     March 3, 2001

          FOR VALUE RECEIVED,. JOSEPH H. CHAMP (referred to herein as the "Maker"), promises to pay to WYNDHAM INTERNATIONAL, INC., a Delaware corporation (referred to herein as the "Payee"), or its assigns, the sum of FOUR HUNDRED FIFTY THOUSAND DOLLARS AND NO CENTS ($450,000.00), together with interest on the unpaid principal balance as set forth below.

          1.   Certain Definitions. The following items, when used in this Note,
               -------------------
shall have the meanings assigned to them below:

               (a)  Stated Rate. The term "Stated Rate" means the interest rate,
                    -----------
as the same may be adjusted from time to time, paid by Payee during the term of this Note pursuant to the revolving line of credit of the Payee as it may exist from time to time.

               (b)  Maximum Rate. The term "Maximum Rate" shall mean, on any
                    ------------
day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day. For purposes of Tex. Rev. Civ. Stat. Ann. Art. 5069-1.04(b), as it may from time to time be amended, the "applicable rate ceiling" shall be the "indicated rate" ceiling from time to time in effect as limited by Art. 5069.1.04(b); provided, however, that to the extent permitted by applicable law, Payee reserves the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to Maker; and, provided further, that the "highest nonusurious rate of interest permitted by applicable law" for purposes of this Note shall not be limited to the applicable rate ceiling under Art. 5069-1.04 if federal laws or other state laws now or hereafter in effect and applicable to this Note (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

          2.   Interest Rate. The unpaid principal balance from the date hereof
               -------------
until maturity shall bear interest at a rate per annum equal to the lesser of the Stated Rate or the Maximum Rate. Interest on the unpaid principal balance hereof shall be calculated at a daily rate equal to 1/365th of the rate per annum herein provided, and shall be charged and collected on the actual number of days elapsed. After maturity, unpaid principal and, to the extent permitted by law, interest on this Note shall bear interest at a rate equal to the lesser of (i) four (4) percentage points over the Stated Rate or (ii) the Maximum Rate.

          3.   Payment of Principal and Interest. The entire principal balance
               ---------------------------------
and accrued interest on this Note shall become due and payable on the earlier of
(i) the third anniversary of the date hereof or (ii) ten (10) days after termination of Maker's employment with Payee.

          4.   Events of Default.
               -----------------

               (a) The occurrence of any one or more of the following events shall be deemed an event of default hereunder ("Event of Default"):

                    (i) The failure of Maker to make any payment on this Note when the same becomes due and payable and such failure continues for ten (10) days after notice of such failure to pay is received by Maker from Payee; or

                    (ii) Maker shall commence any case, proceeding or other action seeking reorganization, arrangement or adjustment of his debts under any bankruptcy, insolvency or reorganization law, or seek the appointment of a receiver, trustee or custodian for Maker or for all of his property; or

                    (iii) Any case, proceeding or other action shall be
               commenced against Maker seeking reorganization, arrangement or adjustment of his debts under any bankruptcy, insolvency or reorganization law or seeking the appointment of a receiver, custodian or trustee for Maker or for all or substantially all of his property, and such case, proceeding or other action remains undismissed for a period of sixty (60) days after commencement thereof.

          (b) Upon the occurrence of an Event of Default hereunder, Payee, at its option, may declare the entire unpaid principal balance and accrued interest on this Note to be immediately due and payable without notice of any kind to Maker and without any other presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Maker, and may, at its option, exercise any other right or remedy existing at law or in equity. Failure to exercise any such right or remedy shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

          5.   Voluntary Prepayment. Maker shall have the right and privilege
               --------------------
from time to time to prepay in whole or in part the unpaid principal of this Note without premium or penalty, provided that the accrued interest on the amount prepaid is likewise paid, and the accrual of interest shall immediately cease on any amount so prepaid.

          6.   Waiver. Maker waives demand, presentment for payment, notice of
               ------
nonpayment, protest and notice of protest and agrees to any substitution, subordination or release of any parties primarily or secondarily liable hereon. No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right to remedy of Payee; and no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall be construed as a waiver of any right or remedy of Payee.

          7.   Attorneys' Fees. If this Note is not paid pursuant to the terms
               ---------------
hereof and is placed in the hands of an attorney for collection, or if it is collected through bankruptcy or any other court proceeding after maturity, then Payee shall be entitled to reasonable attorneys' fees for collection.

          8.   Limitation on Agreements. It is the intention of Maker and Payee
               ------------------------
to comply with applicable usury laws. In furtherance thereof, Maker and Payee stipulate and agree that, notwithstanding any provision contained in this Note, or in any other agreement between Maker and Payee, Payee shall never be entitled to receive, collect or apply as interest on this Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and if the principal amount of the Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payments (other than payments hereunder) as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal parts the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

          9.   Limitation on Liability. THIS NOTE SHALL BE NONRECOURSE TO MAKER
               -----------------------
AND MAKER SHALL HAVE NO PERSONAL LIABILITY FOR THE PAYMENT HEREOF.

          10.  Governing Law and Venue. This Note is being executed and
               -----------------------
delivered and is intended to be performed in the State of Texas. This Note shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Texas.

          11.  Notices. All notices or other communications required or
               -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified or registered mail, postage prepaid, with return receipt requested, addressed to Maker or Payee as follows:


                         If to Payee to:

                         Wyndham International, Inc.
                         1950 Stemmons Freeway
                         Suite 6001
                         Dallas, Texas 75207
                         Attention: General Counsel

                         If to Maker to:

                         Joseph H. Champ at address on file with the Payee

or such other address as shall be furnished in writing by Maker or Payee to the other, in accordance with the above provisions, and such notice or communication shall be deemed to have been given as of the date so delivered in the case of personal delivery or three (3) days after deposit in the mail in the case of certified or registered mail

          12.  Arbitration. Maker and Payee agree that any claim, controversy or
               -----------
dispute arising out of or relating to this Note that cannot be amicably settled shall be referred to binding arbitration as hereinafter provided. If arbitration is required to resolve a dispute between Maker and Payee, Payee will notify the American Arbitration Association ("AAA") and request AAA to select one person to act as the arbitrator for resolution of this dispute. The selected arbitrator will establish the rule for arbitration of the dispute and such rules will be binding upon all parties to the arbitration proceeding. The arbitrator may use the rules of the AAA for commercial arbitration but is encouraged to adopt such rules as the arbitrator deems appropriate to accomplish the arbitration in the quickest and least expensive manner possible. Accordingly, the arbitrator may
(i) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (ii) minimize discovery procedures as the arbitrator deems appropriate, (iii) act upon his understanding or interpretation of the law on any issue without the obligation to research such issue or accept or act upon briefs of the issue prepared by any party, (iv) limit the time for presentation of any party's case as well as the amount of information or number of witnesses to be presented in connection with any hearing, (v) prevent any party from allowing an attorney to present or argue the party's case before the arbitrator in any hearing, and (vi) impose any other rules which the arbitrator believes appropriate to effect a resolution of the dispute as quickly and inexpensively as possible. The arbitration shall take place in Dallas, Texas. The arbitrator will have the exclusive authority to determine and award costs of arbitration and the cost incurred by any party for attorneys, advisors and consultants. Any award made by the arbitrator shall be binding on Maker, Payee and all parties to the arbitration and shall be enforceable to the fullest extent of the law.

          13.  Tax Matters. Maker acknowledges that Maker has not relied on any
               -----------
advice from Payee with regard to the tax treatment of the Note.

                                        MAKER


                                        /s/ Joseph H. Champ
                                        Joseph H. Champ

                                   EXHIBIT D
                                   ---------

                                PROMISSORY NOTE

                                 Dallas, Texas

$250,000.00                                                      March 3, 2001

     FOR VALUE RECEIVED, JOSEPH H. CHAMP (referred to herein as the "Maker"), promises to pay to WYNDHAM INTERNATIONAL, INC., a Delaware corporation (referred to herein as the "Payee"), or its assigns, the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS AND NO CENTS ($250,000.00).

     1.   Certain Definitions. The following items, when used in this Note,
          -------------------
shall have the meanings assigned to them below:

          (a)  Stated Rate. The term "Stated Rate" means the interest rate, as
               -----------
the same may be adjusted from time to time, paid by Payee during the term of this Note pursuant to the revolving line of credit of the Payee as it may exist from time to time.

          (b)  Maximum Rate. The term "Maximum Rate" shall mean, on any day, the
               ------------
highest nonusurious rate of interest (if any) permitted by applicable law on such day. For purposes of Tex. Rev. Civ. Stat. Ann. Art. 5069-1.04(b), as it may from time to time be amended, the "applicable rate ceiling" shall be the "indicated rate" ceiling from time to time in effect as limited by Art. 5069.1.04(b); provided, however, that to the extent permitted by applicable law, Payee reserves the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to Maker; and, provided further, that the "highest nonusurious rate of interest permitted by applicable law" for purposes of this Note shall not be limited to the applicable rate ceiling under Art. 5069-1.04 if federal laws or other state laws now or hereafter in effect and applicable to this Note (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

     2.   Interest Rate. The unpaid principal balance from the date hereof until
          -------------
maturity shall not bear interest. After maturity, unpaid principal on this Note shall bear interest at a rate equal to the lesser of (i) four (4) percentage points over the Stated Rate or (ii) the Maximum Rate. Interest on the unpaid principal balance hereof shall be calculated at a daily rate equal to 1/365th of the rate per annum herein provided, and shall be charged and collected on the actual number of days elapsed.

     3.   Payment. The entire principal balance on this Note shall become due
          -------
and payable on the earlier of (i) the fifth anniversary of the date hereof or
(ii) the Date of Termination (as defined in that certain Employment Agreement between Maker and Payee dated as of March 3, 2001) of Maker's employment with Payee in the event Maker's employment is terminated by Payee for "Cause" (as defined in Subparagraph 6(c) of such Employment Agreement) or by

Maker for any reason other than "Good Reason" (as defined in Subparagraph 6(e) of such Employment Agreement).

     4.   Events of Default.
          -----------------

          (a) The occurrence of any one or more of the following events shall be deemed an event of default hereunder ("Event of Default"):

               (i) The failure of Maker to make any payment on this Note when the same becomes due and payable and such failure continues for ten
          (10) days after notice of such failure to pay is received by Maker from Payee; or

               (ii) Maker shall commence any case, proceeding or other action seeking reorganization, arrangement or adjustment of his debts under any bankruptcy, insolvency or reorganization law, or seek the appointment of a receiver, trustee or custodian for Maker or for all of his property; or

               (iii) Any case, proceeding or other action shall be commenced against Maker seeking reorganization, arrangement or adjustment of his debts under any bankruptcy, insolvency or reorganization law or seeking the appointment of a receiver, custodian or trustee for Maker or for all or substantially all of his property, and such case, proceeding or other action remains undismissed for a period of sixty
          (60) days after commencement thereof.

          (b) Upon the occurrence of an Event of Default hereunder, Payee, at its option, may declare the entire unpaid principal balance and accrued interest on this Note to be immediately due and payable without notice of any kind to Maker and without any other presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Maker, and may, at its option, exercise any other right or remedy existing at law or in equity. Failure to exercise any such right or remedy shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

     5.   Voluntary Prepayment. Maker shall have the right and privilege from
          --------------------
time to time to prepay in whole or in part the unpaid principal of this Note without premium or penalty, provided that the accrued interest on the amount prepaid is likewise paid, and the accrual of interest shall immediately cease on any amount so prepaid.

     6.   Waiver. Maker waives demand, presentment for payment, notice of
          ------
nonpayment, protest and notice of protest and agrees to any substitution, subordination or release of any parties primarily or secondarily liable hereon. No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right to remedy of Payee; and no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall be construed as a waiver of any right or remedy of Payee.

     7.   Attorneys' Fees. If this Note is not paid pursuant to the terms hereof
          ---------------
and is placed in the hands of an attorney for collection, or if it is collected through bankruptcy or any other court proceeding after maturity, then Payee shall be entitled to reasonable attorneys' fees for collection.

     8.   Limitation on Agreements. It is the intention of Maker and Payee to
          ------------------------
comply with applicable usury laws. In furtherance thereof, Maker and Payee stipulate and agree that, notwithstanding any provision contained in this Note, or in any other agreement between Maker and Payee, Payee shall never be entitled to receive, collect or apply as interest on this Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and if the principal amount of the Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payments (other than payments hereunder) as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal parts the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

     9.   Governing Law and Venue. This Note is being executed and delivered and
          -----------------------
is intended to be performed in the State of Texas. This Note shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Texas.

     10.  Notices. All notices or other communications required or permitted
          -------
hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified or registered mail, postage prepaid, with return receipt requested, addressed to Maker or Payee as follows:

                              If to Payee to:

                              Wyndham International, Inc.
                              1950 Stemmons Freeway
                              Suite 6001
                              Dallas, Texas 75207
                              Attention: General Counsel

                              If to Maker to:

                              Joseph H. Champ at address on file with the Payee

or such other address as shall be furnished in writing by Maker or Payee to the other, in accordance with the above provisions, and such notice or communication shall be deemed to have been given as of the date so delivered in the case of personal delivery or three (3) days after deposit in the mail in the case of certified or registered mail

     11.  Arbitration. Maker and Payee agree that any claim, controversy or
          -----------
dispute arising out of or relating to this Note that cannot be amicably settled shall be referred to binding arbitration as hereinafter provided. If arbitration is required to resolve a dispute between Maker and Payee, Payee will notify the American Arbitration Association ("AAA") and request AAA to select one person to act as the arbitrator for resolution of this dispute. The selected arbitrator will establish the rule for arbitration of the dispute and such rules will be binding upon all parties to the arbitration proceeding. The arbitrator may use the rules of the AAA for commercial arbitration but is encouraged to adopt such rules as the arbitrator deems appropriate to accomplish the arbitration in the quickest and least expensive manner possible. Accordingly, the arbitrator may
(i) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (ii) minimize discovery procedures as the arbitrator deems appropriate, (iii) act upon his understanding or interpretation of the law on any issue without the obligation to research such issue or accept or act upon briefs of the issue prepared by any party, (iv) limit the time for presentation of any party's case as well as the amount of information or number of witnesses to be presented in connection with any hearing, (v) prevent any party from allowing an attorney to present or argue the party's case before the arbitrator in any hearing, and (vi) impose any other rules which the arbitrator believes appropriate to effect a resolution of the dispute as quickly and inexpensively as possible. The arbitration shall take place in Dallas, Texas. The arbitrator will have the exclusive authority to determine and award costs of arbitration and the cost incurred by any party for attorneys, advisors and consultants. Any award made by the arbitrator shall be binding on Maker, Payee and all parties to the arbitration and shall be enforceable to the fullest extent of the law.

     12.  Tax Matters. Maker acknowledges that Maker has not relied on any
          -----------
advice from Payee with regard to the tax treatment of the Note.

                                   MAKER


                                   /s/ Joseph H. Champ
                                   Joseph H. Champ